Exhibit 99.1

5151 San Felipe Houston, Texas 77056 NYSE: CPPL

NEWS RELEASE

Columbia Pipeline Partners LP Announces Receipt of

Offer to Purchase its Outstanding Common Units

HOUSTON, Texas – September 26, 2016 – Columbia Pipeline Partners LP (NYSE: CPPL) (the Partnership) today announced that it is in receipt of an offer from Columbia Pipeline Group, Inc. (Columbia) to acquire, for cash, all of the 53,843,466 outstanding common units of the Partnership, at a price of US$15.75 per common unit. Columbia is a wholly-owned subsidiary of TransCanada Corporation (TSX, NYSE: TRP) (TransCanada).

The offer has been made to the board of directors of the general partner of CPPL (the CPPL Board). As the general partner of CPPL is an indirect wholly-owned subsidiary of Columbia, a committee composed of the independent directors of the CPPL Board will be formed to consider the offer pursuant to its processes. The transaction is also subject to the execution of an agreement and plan of merger which would provide the definitive terms of the transaction, including the offer price. If an agreement is reached and such terms are ultimately approved by each of the TransCanada, Columbia and CPPL boards of directors, the transaction will also require approval by a majority of the CPPL common unitholders. Closing of a potential transaction will also be conditioned upon regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act, as amended.

This decision to make the offer follows TransCanada’s July 1, 2016 announcement, upon closing its acquisition of Columbia, that TransCanada is reviewing its strategic alternatives for its master limited partnership holdings.

About Columbia Pipeline Partners LP

Columbia Pipeline Partners LP is a Delaware master limited partnership with interests in three regulated U.S. natural gas pipelines which serve markets extending from New York to the Gulf of Mexico, as well as storage and related midstream assets. The Partnership’s general partner became an indirect, wholly-owned subsidiary of TransCanada Corporation (NYSE:TRP) on July 1, 2016, and as a result, the Partnership is effectively managed by TransCanada. For more information about Columbia Pipeline Partners LP, visit the Partnership’s website at www.columbiapipelinepartners.com. Additional information can be found at www.transcanada.com.

Forward Looking Statements

This release may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than historical facts included in this release, are forward-looking statements. The forward-looking statements contained herein include statements related to the transaction described in Columbia’s offer. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control, including the risk that the proposed transaction is not consummated at all. All forward-looking statements speak only as of the date of this release. Although the Partnership believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

The Partnership’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond the Partnership’s control. These factors include, but are not limited to, changes to business plans as circumstances warrant. For a full discussion of these risks and uncertainties and other factors, please refer to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (the SEC), as updated and supplemented by subsequent filings with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. CPPL expressly disclaims any obligation to update, amend or clarify any forward looking statement to reflect events, new information or circumstances occurring after the date of this release except as required by applicable law.

Important Notice to Investors

This press release is not a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell common units of CPPL, and it is not a substitute for any proxy statement or other filings that may be made with the Securities and Exchange Commission (“SEC”) should this proposed transaction go forward. If such documents are filed with the SEC, investors will be urged to thoroughly review and consider them because they will contain important information, including risk factors. Any such documents, once filed, will be available free of charge at the SEC’s website (www.sec.gov) and from CPPL.

FOR ADDITIONAL INFORMATION:

Media Inquiries:

James Yardley / Scott Castleman

800.608.7859

Unitholder and Analyst Inquiries:

800.361.6522